QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PIONEER DRILLING COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PIONEER DRILLING COMPANY
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209

June 28, 2005

Dear Shareholder:

        On behalf of the board of directors, we invite you to attend the 2005 Annual Meeting of Shareholders of Pioneer Drilling Company. We will hold the meeting at 10:00 a.m., Central time, on Friday, August 5, 2005, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas.

        On the following pages you will find the Notice of Annual Meeting of Shareholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Shareholders describing Pioneer Drilling Company's operations during the fiscal year ended March 31, 2005 is enclosed.

        We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

        Thank you for your interest in Pioneer Drilling Company.

        Sincerely,

Michael Little Chairman	Wm. Stacy Locke President and Chief Executive Officer

PIONEER DRILLING COMPANY
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Friday, August 5, 2005

To the Shareholders of Pioneer Drilling Company:

        The 2005 Annual Meeting of Shareholders of Pioneer Drilling Company will be held on Friday, August 5, 2005, at 10:00 a.m., Central time, at the Petroleum Club of San Antonio, 7th Floor Energy Plaza, 8620 N. New Braunfels Street, San Antonio, Texas. At the meeting, we will ask you to consider and take action on the following:

  (1)
  election of three Class I directors as members of the board of directors of Pioneer Drilling Company, to serve until their successors have been duly elected and qualified (Proposal 1);

  (2)
  ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2006 (Proposal 2); and

  (3)
  transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

        We are sending this notice and the attached proxy statement to our shareholders on or about June 28, 2005. Our board of directors has set the close of business on June 20, 2005 as the record date for determining shareholders entitled to receive notice of and vote at the annual meeting. A list of all shareholders entitled to vote is available for inspection during normal business hours at our principal offices at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. This list will also be available at the meeting.

        Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and to assure a quorum, please vote, sign, date and return the enclosed proxy card, whether or not you plan to attend the meeting.

                      By Order of the Board of Directors,

                      William D. Hibbetts
                       Senior Vice President, Chief Financial Officer and Secretary

San Antonio, Texas
June 28, 2005

PIONEER DRILLING COMPANY

PROXY STATEMENT
FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

Q:
What am I being asked to vote on?

A:
We are asking you to vote on the following:

•
the election of three Class I directors as members of the board of directors of Pioneer Drilling Company to serve until our 2008 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

•
the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2006; and

•
the transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

Q:
Who may vote?

A:
All shareholders of record as of the close of business on June 20, 2005, the record date, are entitled to vote. Shareholders are entitled to one vote per share of common stock held. As of June 20, 2005, there were 46,272,645 shares of our common stock outstanding.

Q:
Who may attend the meeting?

A:
All shareholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:
How do I vote?

A:
You may vote in two ways:

•
you may come to the annual meeting and cast your vote in person; or

•
you may vote by completing, signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:
Who is soliciting my proxy?

A:
Pioneer Drilling Company is soliciting your proxy on behalf of its board of directors.

Q:
When did Pioneer Drilling Company first distribute this proxy statement and the accompanying form of proxy to its shareholders?

A:
We first distributed this proxy statement and the accompanying form of proxy to our shareholders on or about June 28, 2005.

Q:
What happens if I do not indicate how I wish to vote on one or more of the proposals?

A:
If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees as Class I directors (Proposal 1), and FOR ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2006 (Proposal 2). We are unaware of any other matters that may come before the annual meeting. If they do, the proxy holders will vote the proxies in their best judgment.

Q:
What if I vote by proxy and then change my mind?

A:
You can revoke your proxy at any time before the annual meeting by:

•
providing written notice of your revocation of your proxy to our Corporate Secretary at our principal executive offices at the mailing address in the answer to the last question on this page;

•
delivering a properly executed proxy dated after the date of the proxy you want to revoke; or

•
attending the annual meeting and casting your vote in person.

Q:
What constitutes a quorum?

A:
The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting constitutes a quorum. We need a quorum of shareholders to hold a valid annual meeting. If you properly sign and return your proxy card, you will be considered part of the quorum.

  We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have the authority to vote on such other matters. If a quorum is not present, a majority in interest of those present or represented at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until a quorum is present or represented.

Q:
What vote is required for the passage of each of the proposals up for consideration at the annual meeting?

A:
Directors are elected by a plurality of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the vote for directors. Ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2006 requires the affirmative vote of a majority of the votes entitled to be cast by the shareholders that voted for or against or expressly abstained from voting. An abstention will have the effect of a vote against the ratification of the appointment of KPMG LLP as our independent auditors, and a broker non-vote will not have any effect on either of those proposals.

Q:
Who will count the votes?

A:
Representatives of Registrar & Transfer Co., the transfer agent for our common stock, will tabulate the votes.

Q:
What shares are included on the proxy card?

A:
The shares listed on your card represent all the shares of stock held in your name (as distinguished from shares held by a broker in "street" name). You will receive a separate card from your broker if your broker holds shares for you in "street" name.

Q:
What does it mean if I receive more than one proxy card?

A:
It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:
What is Pioneer Drilling Company's mailing address?

A:
Our mailing address is Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

        The following table shows the beneficial ownership of our common stock as of June 20, 2005 by (1) each person we know who beneficially owns more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our chief executive officer and each of our other executive officers named in the summary compensation table in this proxy statement and (4) all our directors and executive officers as a group. All persons listed in the table below have sole voting and investment power with respect to their shares unless otherwise indicated. As of June 20, 2005, there were 46,272,645 shares of common stock outstanding. The number of shares and percentage of ownership for each person or entity listed assumes that options exercisable within 60 days are outstanding, unless otherwise indicated. For all executive officers and directors, as a group, the table assumes all the options for the group that are exercisable within 60 days are outstanding, unless otherwise indicated.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent of Class
Chesapeake Energy Corporation 6100 N. Western Ave. Oklahoma City, OK 73154-0496	7,701,905	(1)	16.64%
Wm. Stacy Locke 1250 N.E. Loop 410, Suite 1000 San Antonio, Texas 78209	435,333	(2)	*
Michael E. Little 1415 Louisiana, Ste. 3000 Houston, Texas 77002	88,334	(3)	*
William D. Hibbetts 1250 N.E. Loop 410, Suite 1000 San Antonio, Texas 78209	179,946	(4)	*
James M. Tidwell 1415 Louisiana, Suite 3000 Houston, Texas 77002	5,000	(5)	*
C. John Thompson 813 N. 2nd Bellaire, Texas 77401	5,000	(6)	*
Dean A. Burkhardt 2125 Bolsover Houston, Texas 77055	5,000	(7)	*
C. Robert Bunch 4234 B Drake Houston, Texas 77005	5,000	(8)	*
Michael F. Harness 15995 N. Barkers Landing, Suite 300 Houston, Texas 77079	15,000	(9)	*

Franklin C. West 1250 N.E. Loop 410, Suite 1000 San Antonio, Texas 78209	270,000	(10)	*
Donald G. Lacombe 1250 N.E. Loop 410, Suite 1000 San Antonio, Texas 78209	33,334	(11)	*
All executive officers and directors as a group (10 persons)	1,041,947	(12)	2.25%

*
Less than 1%

(1)
Based on information included in a Form 4 that Chesapeake filed with the SEC on March 30, 2005.

(2)
Includes options to purchase 35,333 shares of common stock.

(3)
Includes options to purchase 88,334 shares of common stock.

(4)
Includes options to purchase 15,000 shares of common stock.

(5)
Includes options to purchase 5,000 shares of common stock.

(6)
Includes options to purchase 5,000 shares of common stock.

(7)
Includes options to purchase 5,000 shares of common stock.

(8)
Includes options to purchase 5,000 shares of common stock.

(9)
Includes options to purchase 15,000 shares of common stock.

(10)
Includes options to purchase 270,000 shares of common stock.

(11)
Includes options to purchase 33,334 shares of common stock.

(12)
Includes options to purchase 477,001 shares of common stock.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our board of directors currently consists of seven directors. Our board of directors is divided into three separate classes (Class I, Class II and Class III) with staggered terms. The current term of office for three of our Class I directors will expire at the annual meeting.

        Our board has nominated Messrs. Michael F. Harness, James M. Tidwell and Dean A. Burkhardt, each of whom currently serves on the board, as nominees for current election at the annual meeting as Class I directors. Mr. Harness was appointed as a new member of our board in May 2004 to fill the vacancy left when Mr. Hibbetts resigned as a director in order to allow us to add an independent director as required by the rules of the American Stock Exchange. Mr. Tidwell has served as one of our directors since March 2001. Mr. Burkhardt has served as one of our directors since October 2001.

        Assuming the presence of a quorum, the election of any director requires the favorable vote of the holders of a plurality of the shares present and voting, in person or by proxy, at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for one or more of the nominees, the persons named as proxies will vote FOR the election of the nominees listed below. We do not expect that any of the nominees will refuse or be unable to act as a director. If, however, any nominee becomes unable or unwilling to serve as a director, the persons named as proxies intend to vote the proxy shares for the election of any other person the board of directors may designate.

NOMINEES

Nominees as Class I Directors for election for terms expiring at the 2008 annual meeting	Age	Position(s) Held
Michael F. Harness	51	Director
James M. Tidwell	58	Director
Dean A. Burkhardt	55	Director

        Michael F. Harness has served as one of our directors since May 2004. Mr. Harness currently serves as President and CEO of Osyka Corporation, an independent oil and gas company, which he founded, headquartered in Houston, Texas, a position he has held since August 1989. He served as Manager of Engineering for the Exploration and Production Group of Texas Eastern Corporation from January 1984 to July 1989. Mr. Harness served in various engineering positions for Amoco Production Company from January 1977 to April 1982.

        James M. Tidwell has served as one of our directors since March 2001. Mr. Tidwell currently serves as Vice President and Chief Financial Officer of WEDGE Group Incorporated, a position he has held since January 2000. From June 1999 to January 2000, Mr. Tidwell served as President of Daniel Measurement and Control, a division of Emerson Electric Company. From August 1996 to June 1999, he was Executive Vice President and Chief Financial Officer of Daniel Industries, Inc., a leading supplier of specialized equipment and systems to oil, gas and process operators and plants to measure and control the flow of fluids. For more than five years prior to joining Daniel Industries, Inc., Mr. Tidwell served as Senior Vice President and Chief Financial Officer of Hydril Company, a worldwide leader in engineering, manufacturing and marketing of premium tubular connections and pressure control devices for oil and gas drilling and production. Mr. Tidwell is also a director of T-3 Energy Services, Inc., Link Energy LLC and Stewart & Stevenson Services, Inc.

        Dean A. Burkhardt has served as one of our directors since October 26, 2001. Mr. Burkhardt has been an investor and consultant in the energy service industry during the last five years as well as a co-owner of Dubina Rose Ranch, Ltd. a ranch business engaged in the breeding and selling of American Quarter Horse Association registered horses and coastal hay. Since 1997, Mr. Burkhardt has provided consulting services regarding oil and gas projects in Bolivia and Argentina to Frontera Resources Corporation, a developer and operator of oil and gas projects in emerging markets, consulting services regarding investments in fuel cells and workover services to WEDGE (1997-1998) and consulting services relating to the marketing of technical drilling engineering and quality management services to T. H. Hill & Associates, Inc., a drilling engineering and quality management services provider. Mr. Burkhardt co-founded Cheyenne Services, Inc. (1979), a provider of oilfield tubular make-up, tubular inspection and third-party quality assurance services, and Applied Petroleum Software, Inc. (1983), a provider of production engineering software. From 1981 to 1982, Mr. Burkhardt was President and CEO of Tescorp Energy Services, a provider of hydraulic workover services, rental tools and tubular services.

        Your board of directors unanimously recommends a vote "FOR" the election of each of the persons nominated for election to the board of directors as Class I Directors.

DIRECTORS WITH TERMS EXPIRING IN 2006

Class II Directors whose terms expire at the 2006 annual meeting	Age	Position(s) Held
Wm. Stacy Locke	49	President, Chief Executive Officer and Director
C. John Thompson	52	Director

        Wm. Stacy Locke has served as one of our directors since May 1995. He has been our President and Chief Executive Officer since December 2003 and was our President and Chief Financial Officer from August 2000 to December 2003. He previously served as our President and Chief Operating Officer from November 1998 to August 2000 and as our President and Chief Executive Officer from May 1995 to November 1998. Prior to joining Pioneer Drilling Company, Mr. Locke was Vice President-Investment Banking with Arneson, Kercheville, Ehrenberg & Associates, Inc. from January 1993 to April 1995. He was Vice President-Investment Banking with Chemical Banking Corporation's Texas Commerce Bank from 1988 to 1992. He was Senior Geologist with Huffco Petroleum Corporation from 1982 to 1986. From 1979 to 1982, Mr. Locke worked for Tesoro Petroleum Corporation and Valero Energy as a geologist.

        C. John Thompson has served as one of our directors since May 2001. Mr. Thompson currently serves as Chairman and Chief Executive Officer of Ventana Capital Advisors, Inc., a company he founded in June 2004 to provide capital advisory services to upstream oil and gas producers. Mr. Thompson served as a Vice President of Constellation Energy, a position he held from August 2003 to May 2004. Mr. Thompson was a consultant from December 2001 to August 2003.     He was Vice President and Co-Manager of Enron Energy Capital Resources from February 2000 to December 2001. From September 1997 to February 2000, Mr. Thompson was a principal in Sagestone Capital Partners, which provided investment banking services to the oil and gas industry and portfolio management services to various institutional investors. From December 1990 to May 1997, Mr. Thompson held various positions with Enron Energy Capital Resources and its predecessor companies. From 1977 until 1990, Mr. Thompson worked in the energy banking industry.

DIRECTORS WITH TERMS EXPIRING IN 2007

Class III Directors whose terms expire at the 2007 annual meeting	Age	Position(s) Held
Michael E. Little	50	Chairman
C. Robert Bunch	50	Director

        Michael E. Little has served as one of our directors and as our Chairman of the board since November 1998. From November 1998 to December 2003, he served as our Chief Executive Officer. Mr. Little currently serves as President and Chief Executive Officer of WEDGE Group Incorporated, a position he has held since December 2003. Mr. Little served as President and Chief Executive Officer and as a director of Dawson Production Services, Inc. from March 1982 until it was acquired by Key Energy Services, Inc. in October 1998. He also served as Chairman of the board of Dawson Production Services, Inc. from March 1983 to October 1998. From 1980 to 1982, Mr. Little was Vice President of Cambern Engineering, Inc., a company that provided drilling and completion consulting services in the Texas Gulf Coast area. From 1976 to 1980, he was employed by Chevron USA as a drilling foreman and as a drilling engineer. From June 1999 through August 2002, Mr. Little was a director of Venus Exploration, Inc. In October 2002, approximately two months after Mr. Little resigned from the board of Venus Exploration, Inc., creditors of Venus Exploration, including Pioneer, filed an involuntary bankruptcy petition against Venus Exploration under chapter 11 of the federal bankruptcy code. Mr. Little is also a director of Intercontinental Bank Shares Corporation, a bank holding company.

        C. Robert Bunch has served as one of our directors since May 2004. Mr. Bunch has been Chairman and Chief Executive Officer of Maverick Tube Corporation since October 2004. He was an independent oil service consultant and investor from June 2003 to October 2004. Mr. Bunch served as President and Chief Operating Officer of Input/Output, Inc., a leading provider of geophysical equipment and services, from January 2003 to May 2003. Mr. Bunch served as Vice President and Chief Operating Officer of Input/Output, Inc. from October 2002 to December 2002. He served as Vice President and Chief Administrative Officer of Input/Output, Inc. from November 1999 to September 2002 and was a partner in the law firm of King & Pennington, L.L.P. from May 1997 to November 1999. He previously served as an associate in that law firm from April 1996 to May 1997. He served as an associate in the law firm of Scott, Douglas & McConnico, L.L.P. from June 1994 to June 1995. He served as Executive Vice President and Chief Operating Officer of OYO GeoSpace Corp. from December 1995 to April 1996 and as Senior Vice President and Chief Financial Officer from June 1995 to December 1995. He served as Senior Vice President and Chief Administrative Officer of Siberian American Oil Company from June 1992 to June 1994. He served as President and Chief Operating Officer of Tescorp, Inc. from November 1989 to March 1992 and as Senior Vice President and Chief Financial Officer from June 1985 to November 1989. He served as assistant controller of Hughes Tool Company from April 1981 to June 1985. He served on the audit staff of Deloitte & Touche from July 1977 to April 1981. Mr. Bunch has served as a director for Maverick Tube Corporation, a public company, since 1992.

        There are no family relations, of first cousin or closer, among the Company's directors or executive officers by blood, marriage or adoption. The board has determined that all directors of the Company are independent directors as defined by AMEX, except that Mr. Locke is not independent because he is an employee of the Company, Mr. Little is not independent because he was an employee of the Company until December 2003 and is an officer of WEDGE Group Incorporated and Mr. Tidwell is not independent because he is an officer of WEDGE Group Incorporated.

        In connection with our sale of various securities to WEDGE, we had agreed that, as long as WEDGE owned at least 10% of our outstanding capital stock, we would support and cause to be placed on the ballot at any election of directors one person designated by WEDGE who shall be a nominee to our board of directors, but only if it is necessary to cause at least one WEDGE board nominee to continue as a director after such election. As long as WEDGE owned at least 25% of our outstanding capital stock, we would support and cause to be placed on the ballot at any election of directors up to three persons designated by WEDGE who shall be nominees to our board of directors, but only if necessary to cause at least three WEDGE board nominees to continue as directors after such election. If WEDGE had three nominees on the board of directors, at least one shall be an individual with no affiliation to WEDGE or its affiliates. The nominee, if elected, shall serve as an independent outside director. Additionally, at least one of WEDGE's board nominees was required to be appointed to serve on our audit committee and compensation committee. In addition, Messrs. Little and Locke had executed a voting agreement which obligated them to vote the shares of common stock they owned in favor of any WEDGE director nominee or nominees. This voting agreement was terminated on May 26, 2005. See "Certain Relationships and Related Transactions—Transactions with WEDGE Energy Services, L.L.C." Mr. Little and Mr. Tidwell were WEDGE nominees to our board of directors. Mr. Burkhardt was a WEDGE nominee to our board of directors and our audit and compensation committee. Mr. Burkhardt is not affiliated with WEDGE. As a result of sales of our common stock by WEDGE, on March 22, 2005, WEDGE's ownership of our outstanding common stock was reduced to less than 5% and our obligations with respect to future director designees of WEDGE were eliminated.

INFORMATION CONCERNING MEETINGS
AND COMMITTEES OF THE BOARD OF DIRECTORS

Director Meetings

        Our board of directors held eleven meetings and acted by unanimous written consent on eleven occasions in fiscal 2005. It has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. During fiscal 2005, each member of the board attended at least 75% of the aggregate number of meetings of the board and any committee on which he served. In addition, the independent directors held five meetings of independent directors during fiscal 2005.

Audit Committee

        Messrs. Burkhardt, Bunch, Thompson, Tidwell and Harness served on the audit committee during fiscal 2005. Mr. Harness replaced Mr. Tidwell as a member of the audit committee in August 2004, since Mr. Tidwell did not meet the independence requirements of the AMEX. The audit committee met ten times during fiscal 2005. The audit committee is governed by a revised charter that the board adopted on November 29, 2004. We have attached a copy of this charter to this proxy statement, as Appendix A. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our Website at www.pioneerdrlg.com.

        Our common stock is listed on the AMEX. In that connection, we have agreed to comply with the listing standards of the AMEX, which require that we have at least three members of the audit committee, each of whom are independent. In June 2004, Mr. Bunch was added as a member of our audit committee and in August 2004, Mr. Harness was added as a member of our audit committee. We now have four members of the audit committee who are independent, as defined by the listing standards of the AMEX. In addition, the board has determined that at least one independent member of the audit committee, Mr. Bunch, is an "audit committee financial expert." Mr. Bunch's experience is described in his biography under the heading "Election of Directors."

        The audit committee's role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditors' work. The following functions are the key responsibilities of the audit committee in carrying out its oversight:

  •
  recommending the appointment of our independent auditors to the board of directors;

  •
  reviewing the scope of the independent auditors' examination and, at the conclusion of that examination, reviewing the results of the audit, including any comments or recommendations of the independent auditors;

  •
  reviewing our financial policies and accounting systems and controls and our audited and interim unaudited financial statements;

  •
  preparing a report for inclusion in our proxy statement of its review of our audited financial statements, including a statement on whether it recommended that the board include those financial statements in our annual report on Form 10-K for that year;

  •
  approving and ratifying the duties and compensation of our independent auditors, both for audit and nonaudit services; and

  •
  reviewing and assessing, on an annual basis, the adequacy of the audit committee's charter and recommending revisions to the board.

        The audit committee meets separately from the whole board with the independent auditors to provide an open avenue of communication. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent auditors.

Compensation Committee

        Messrs. Thompson, Burkhardt, Bunch and Tidwell served on the compensation committee during fiscal 2005. The compensation committee met three times during fiscal 2005. In June 2004, Mr. Bunch was added as a member of our compensation committee and we now have three members of the compensation committee who are independent. The compensation committee is governed by a charter that the board adopted on March 11, 2004. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our website at www.pioneerdrlg.com. The compensation committee determines salaries for executive officers and incentive compensation for our senior employees and key employees. For additional information concerning the compensation committee, see "Report of the Compensation Committee Regarding Executive Compensation."

Nominating and Corporate Governance Committee

        Messrs. Thompson, Harness, Bunch and Tidwell served on the nominating and corporate governance committee during fiscal 2005. This committee was formed on March 11, 2004 by the board of directors and held one meeting during fiscal 2005. Mr. Harness replaced Mr. Tidwell as a member of the nominating and corporate governance committee in June 2004. All of the members of the nominating and corporate governance committee are now "independent directors" as required by the AMEX listing standards. The nominating and corporate governance committee is governed by a charter that the Board adopted on March 11, 2004. The committee is responsible for seeking, evaluating and recommending qualified individuals to become directors of the Company. The committee is also responsible for periodically reviewing and assessing the adequacy of the Company's corporate governance policies and procedures and recommending proposed changes to the board. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary or by going to our website at www.pioneerdrlg.com.

Director Nominations

        The nominating and corporate governance committee considers candidates for board membership suggested by its members and other board members, as well as by management and shareholders. The committee may also retain a third-party executive search firm to identify candidates from time to time. Shareholders wishing to suggest a qualified candidate should submit the recommendation in writing to the committee in care of our Corporate Secretary at 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. As to each person whom a shareholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must include the following:

  •
  the name, age and business address of that person;

  •
  the principal occupation or employment of that person;

  •
  the class or series and number of shares of capital stock of Pioneer Drilling which that person owns beneficially or of record; and

  •
  all other information, if any, relating to that person which Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder would require Pioneer Drilling or that shareholder to disclose in a proxy statement or in any other filing in connection with solicitations of proxies for an election of directors.

        The proposal must also be accompanied by a written consent of each person whom the shareholder proposes to nominate for election as a director to be named as such a nominee and to serve as a director if elected. As to that shareholder and the beneficial owner, if any, of capital stock of Pioneer Drilling on whose behalf the nomination is being made, the nomination notice must also include the following:

  •
  the name and address of that shareholder, as they appear in the stock records of Pioneer Drilling, and the name and address of that beneficial owner;

  •
  the class or series and the number of shares of capital stock of Pioneer Drilling which that shareholder and that beneficial owner each owns beneficially or of record;

  •
  a description of all arrangements and understandings between that shareholder or that beneficial owner and each proposed nominee of that shareholder and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by that shareholder;

  •
  a representation by that shareholder that he intends to appear in person or by proxy at that meeting to nominate the person(s) named in the nomination notice;

  •
  a representation of whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Pioneer Drilling's outstanding capital stock required to elect the nominee and/or (2) to otherwise solicit proxies from shareholders in support of such nomination; and

  •
  all other information, if any, relating to that shareholder and that beneficial owner which Section 14 of the Exchange Act of 1934 and the rules and regulations thereunder would require Pioneer Drilling or that shareholder to disclose in a proxy statement or any other filing in connection with solicitations of proxies for an election of directors.

        To be timely for consideration at our 2006 Annual Meeting of Shareholders, any such nomination must be submitted so that our Corporate Secretary receives the nomination at our principal executive offices, at the address set forth above, no earlier than February 6, 2006 and no later than the close of business on May 7, 2006.

        Once a prospective candidate has been identified, the committee makes the initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the committee determines that additional consideration is warranted, it may ask a third-party search firm to gather additional information about the candidate's background and experience and to report its findings to the committee. The committee then evaluates the prospective candidate by considering, in addition to the criteria set forth in the Company's bylaws, each nominee's personal and professional integrity, experience, skills, ability and willingness to devote the time and effort necessary to be an effective board member, and commitment to acting in the best interests of the Company and its shareholders. Consideration is also given to members of the board having an appropriate mix of background and skills.

Code of Ethical Conduct

        We have adopted a Code of Ethical Conduct that satisfies the SEC's definition of a "Code of Ethics" and applies to all employees, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethical Conduct is posted on our Website at www.pioneerdrlg.com. We intend to disclose on our Website any amendments to the Code of Ethical Conduct and any waivers of the Code of Ethical Conduct that apply to our principal executive officer, principal financial officer and principal accounting officer.

Director Compensation

        We pay to each of our nonemployee directors fees for service on our board or committees of our board as follows:

Board Member Fees
Chairman's annual retainer	$30,000
Member's annual retainer	$20,000
Each meeting attended in person	$1,000
Each meeting attended by telephone	$500
Subcommittee meeting attended in person	$500
Subcommittee meeting attended by telephone	$250
Audit Committee Fees:
Chairman's annual retainer	$10,000
Member's annual retainer	$4,000
Each meeting attended in person	$1,000
Each meeting attended by telephone	$500
Compensation Committee Fees:
Chairman's annual retainer	$2,000
Member's annual retainer	$1,000
Each meeting attended in person	$500
Each meeting attended by telephone	$250
Nominating and Corporate Governance Committee Fees:
Chairman's annual retainer	$2,000
Member's annual retainer	$1,000
Each meeting attended in person	$500
Each meeting attended by telephone	$250

        If a board meeting and a committee meeting are held on the same day, the committee meeting fee is one-half of the regular committee meeting fee. We also grant nonemployee directors options to purchase 10,000 shares of common stock upon initially becoming a director and 5,000 shares of common stock in each subsequent year pursuant to our 2003 Incentive Plan. We reimburse all directors for out-of-pocket expenses they incur in connection with attending board and board committee meetings or otherwise in their capacity as directors.

        We expect each director to make every effort to attend each board meeting, each meeting of any committee on which he sits and the annual meeting of shareholders. Attendance in person at board and committee meetings is preferred but not required and attendance by teleconference is permitted if necessary. All of our directors attended last year's annual meeting.

        In addition, the chairman of our Audit Committee is paid a per diem amount of $1,000 for in person meetings and $500 for telephonic meetings, in connection with meetings he attends with our independent auditors or other individuals on our behalf in his capacity as chairman of our Audit Committee.

EXECUTIVE OFFICERS

        The following table provides information about our current executive officers (ages are as of July 1, 2005):

Name	Age	Position(s) Held
Wm. Stacy Locke	49	President, Chief Executive Officer and Director
Franklin C. West	65	Executive Vice President and Chief Operating Officer
William D. Hibbetts	56	Senior Vice President, Chief Financial Officer and Secretary
Donald G. Lacombe	51	Senior Vice President—Marketing

        For a description of the business background of Mr. Locke, see "Election of Directors" above.

        Franklin C. West has served as our Executive Vice President and Chief Operating Officer since January 2002. Prior to joining Pioneer Drilling Company, he was Vice President for Flournoy Drilling Company from 1967 until it was acquired by Grey Wolf, Inc. in 1997, and continued in the same capacity for Grey Wolf, Inc. until December 2001. Mr. West has over 40 years of experience in the drilling industry.

        William D. Hibbetts has served as our Senior Vice President, Chief Financial Officer and Secretary since December 2003 and served as one of our directors from June 1984 to May 2004. He previously served as our Senior Vice President, Chief Accounting Officer and Secretary from May 2002 to December 2003 and served as our Vice President, Chief Accounting Officer and Secretary from December 2000 to May 2002. He served as the Chief Financial Officer of International Cancer Screening Laboratories from March 2000 to December 2000. He worked as a consultant from June 1999 to March 2000. He served as the Chief Accounting Officer of Southwest Venture Management Company from July 1988 to May 1999. Mr. Hibbetts was the Treasurer/Controller of Gary Pools, Inc. from May 1986 to July 1988. He previously served as an officer of our company from January 1982 until May 1986. Before initially joining our company, Mr. Hibbetts served in various positions as an accountant with KPMG Peat Marwick LLP from June 1971 to December 1981, including as an audit manager from July 1978 to December 1981.

        Donald G. Lacombe has served as our Senior Vice President—Marketing since May 2002 and served as our Vice President—Marketing from August 2000 to May 2002. Prior to joining Pioneer Drilling Company, he was Contracts and Sales Manager for Grey Wolf, Inc.'s South Texas Division and for Flournoy Drilling Company from April 1993 to August 2000. Mr. Lacombe was an engineer with Dresser Magcobar from 1978 to 1993. He was an assistant geologist for TransOcean Oil from 1972 to 1975. Mr. Lacombe is a past President of the South Texas Chapter of the American Petroleum Institute and a past Chairman of the South Texas Chapter of the International Association of Drilling Contractors ("IADC").

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth the compensation we paid or accrued for services performed during the fiscal years ended March 31, 2005, 2004 and 2003 by our Chief Executive Officer and our three other executive officers (the "named executive officers"). We do not have any other executive officers.

Annual Compensation
Name and Principal Position	Fiscal Year	Salary(1)		Bonus		Securities Underlying Options
Wm. Stacy Locke Director, President and Chief Executive Officer	2005 2004 2003	$ $ $	287,000 250,057 164,340		$165,000 — —	— 110,000 —
Franklin C. West Executive Vice President and Chief Operating Officer	2005 2004 2003	$ $ $	212,385 187,000 185,500	$ $ $	126,281 50,000 50,000	300,000 100,000 —
William D. Hibbetts Senior Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$ $ $	162,000 138,654 117,854		$75,000 — —	— 125,000 —
Donald G. Lacombe Senior Vice President-Marketing	2005 2004 2003	$ $ $	133,846 120,000 120,000		$69,000 — —	— 100,000 —

(1)
Includes vehicle allowances, when applicable, in annual compensation, but excludes the value of perquisites and other personal benefits for the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for the named executive officers.

Option Grants in Last Fiscal Year

        Options were granted to only one of the named executive officers during the fiscal year ended March 31, 2005. Information concerning those options is as follows:

Individual Grants					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Franklin C. West	300,000	63.0%	$9.53	1/10/2015	$1,498,341	$4,556,510

Stock Option Exercises and 2005 Fiscal Year-End Option Values

        The following table details the number and value of securities exercised during the year ended March 31, 2005, by the named executive officers and of securities underlying unexercised options held by the named executive officers at March 31, 2005.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wm. Stacy Locke	400,000	3,734,000	35,333	74,667	$354,663	$745,337
Franklin C. West	—	—	470,000	380,000	$5,026,500	$1,992,000
William D. Hibbetts	16,666	104,579	20,001	98,333	$185,360	$933,263
Donald G. Lacombe	10,000	68,600	76,667	78,333	$786,336	$753,263

(1)
Based on the closing price per share for our common stock on the AMEX on March 31, 2005.

Employment Agreement

        On April 25, 1995, we executed an Employment Agreement with Mr. Locke and have since amended it twice. Mr. Locke signed the Second Amendment to the Executive Employment Agreement on August 21, 2000, with an initial term ending April 30, 2003; however, the agreement is automatically renewed after each one-year employment term. The agreement, as amended, specifies a minimum annual base salary of $150,000 and provides for a discretionary incentive bonus.

        Under the agreement, if Mr. Locke were to resign as one of our directors, the agreement provides that, upon Mr. Locke's request, we would reappoint him to serve on our board of directors until the next annual meeting. Furthermore, following such reappointment, we would take all reasonable steps to make certain that Mr. Locke appeared on the authorized slate of nominees for our board of directors at all annual or special meetings of stockholders to vote for the election of directors.

        If we were to terminate Mr. Locke without cause, as defined in the agreement, Mr. Locke would be entitled to be paid $150,000. In the event of Mr. Locke's death, we would pay his estate any and all of his unpaid annual base salary and accrued benefits due to Mr. Locke through the date of his death. In addition, we would also pay his estate the annual base salary he would have earned for a period of 90 days following the date of his death and a pro rata amount of any discretionary bonus and any other amounts attributable to any bonus, incentive or similar program paid to Mr. Locke for the prior contract year, in the time and the manner that Mr. Locke would have been paid such compensation.

Compensation Committee Interlocks and Insider Participation

        Messrs. Thompson, Burkhardt, Bunch and Tidwell served on our compensation committee during fiscal 2005. No member of the compensation committee (i) was an officer or employee of Pioneer Drilling or a subsidiary of Pioneer Drilling during that period, (ii) was formerly an officer of Pioneer Drilling or a subsidiary of Pioneer Drilling or (iii) had any relationship required to be disclosed pursuant to Item 404 of Regulation S-K, except that Mr. Tidwell serves as the Vice President and Chief Financial Officer of WEDGE Group Incorporated. Mr. Tidwell is also Vice President of WEDGE Energy Services, L.L.C. See also "Certain Relationships and Related Transactions" below for further information regarding transactions with WEDGE.

        During fiscal 2005, none of our executive officers served as (a) a member of a compensation committee of another company, one of whose executive officers served on our compensation committee; (b) a director of another company, one of whose executive officers served on our compensation committee; or (c) a member of a compensation committee of another company, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with WEDGE Energy Services, L.L.C.

        On October 9, 2001, we issued a 6.75% five-year $18,000,000 convertible subordinated debenture due July 3, 2007, Series A, to WEDGE. The debenture was convertible into 4,500,000 shares of common stock at $4.00 per share. The last reported sale price for our common stock on October 9, 2001 was $3.40 per share. We used approximately $9,000,000 of the proceeds to complete the construction of two drilling rigs. We used approximately $6,000,000 to reduce a $12,000,000 credit facility. We used the balance of the proceeds for drilling equipment and working capital. On July 3, 2002, we issued an additional $10,000,000 of 6.75% convertible subordinated debt to WEDGE with an effective conversion rate of $5.00 per share. The last reported sale price for our common stock on July 3, 2002 was $4.09 per share. The transaction was effected by an agreement between us and WEDGE under which WEDGE agreed to provide the additional $10,000,000 in financing and to cancel the previously issued debenture in the principal amount of $18,000,000 in exchange for $28,000,000 in new 6.75% convertible subordinated debentures. The new debentures were convertible into 6,496,519 shares of common stock at $4.31 per share, which resulted from a pro rata blending of the $5.00 conversion rate of the new $10,000,000 financing and the $4.00 conversion rate of the $18,000,000 debenture being cancelled. WEDGE funded $7,000,000 of the $10,000,000 on July 3, 2002 and $2,000,000 on July 29, 2002. The last reported sale price for our common stock on July 29, 2002 was $4.05 per share. William H. White, one of our former directors and the then President of WEDGE, purchased the remaining $1,000,000 on July 29, 2002. We used $7,000,000 of the proceeds from the new debt to pay down other outstanding bank debt and $3,000,000 for the purchase of drilling equipment. The new debentures were subject to call provisions under which we could, at our option, prepay the new debentures after July 3, 2004, at 105% of principal through July 2, 2005, 104% through July 2, 2006, 103% through July 2, 2007, and 100% thereafter. On August 11, 2004, WEDGE and Mr. White converted all their new debentures into 6,496,519 shares of our common stock, immediately prior to the closing of our underwritten public offering of common stock on that date. Following exercise of demand registration rights by WEDGE, WEDGE and William H. White sold an aggregate of 6,069,320 shares of our common stock in that offering, including 837,302 shares which WEDGE sold pursuant to the underwriters' over allotment option. In addition, following exercise of its piggyback registration rights, WEDGE, sold an additional 6,945,000 shares of our common stock in connection with our March 2005 public offering of common stock. As of March 31, 2005, WEDGE beneficially owned 723,206 shares of our common stock, which constituted approximately 1.68% of our issued and outstanding common stock.

        At our 2001 annual meeting, we adopted a proposal to institute a staggered board of directors. As a result, we modified our voting agreement with WEDGE so that, as long as WEDGE owned at least 10% of our outstanding capital stock, we would support and cause to be placed on the ballot at any election of directors, one person designated by WEDGE who shall be a nominee to our board of directors, but only if it is necessary to cause at least one WEDGE board nominee to continue as a director after such election. We also agreed that, for as long as WEDGE owned at least 25% of our outstanding capital stock, we would support and cause to be placed on the ballot at any election of the directors up to three persons designated by WEDGE as nominees to our board of directors, but only if necessary to cause at least three WEDGE board nominees to continue as directors after such elections. If WEDGE had three nominees on the board of directors, at least one was required to be an individual with no affiliation to WEDGE or its affiliates. That nominee, if elected, would serve as an independent outside director. As a result of sales of our common stock by WEDGE, on March 22, 2005, WEDGE's ownership of our outstanding common stock was reduced to less than 5% and our obligations with respect to future director designees of WEDGE were eliminated. We formally terminated our voting agreement with WEDGE on May 26, 2005.

        We have granted WEDGE demand registration rights and piggyback registration rights in connection with our sales of shares of common stock and convertible debentures to WEDGE. These rights generally obligate us to cause the registration of the shares of common stock that WEDGE holds upon WEDGE's request; however, while WEDGE can cause us to effect the registration of its shares an unlimited number of times under its piggyback registration rights, WEDGE can cause us to effect the registration of its shares a total of only four times under its demand registration rights. WEDGE's demand registration rights are exercisable only if WEDGE owns greater than 2% of our common stock. Accordingly, WEDGE's demand registration rights are currently suspended. We effected the registration of the offering of the shares of common stock that WEDGE made in the August 2004 public offering pursuant to its demand registration rights.

        We believe that the material terms of the transactions referred to above were at least as favorable to us as terms we could have obtained from unaffiliated third parties.

Transaction with Chesapeake Energy Corporation

        On March 31, 2003, we sold 5,333,333 shares of our common stock to Chesapeake for $20,000,000 ($3.75 per share), before related offering expenses. The last reported sale price for our common stock on March 31, 2003 was $3.49 per share. In connection with that sale, we granted Chesapeake a preemptive right to acquire equity securities we issued for a limited period of time, under specified circumstances, in order to permit Chesapeake to maintain its proportionate ownership of our outstanding shares of common stock. Chesapeake exercised its preemptive right to acquire a total of 725,803 shares in connection with our August 2004 public offering and a total of 1,165,769 shares in connection with our March 2005 public offering. As of March 30, 2005, Chesapeake beneficially owned approximately 16.78% of our outstanding common stock and its preemptive rights had expired. In connection with the March 31, 2003 sale transaction, Chesapeake became a party to the registration rights agreement we have with WEDGE. Chesapeake has generally the same demand and piggyback registration rights as WEDGE, except that Chesapeake is limited to one demand registration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of our common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. All required filings for fiscal 2005 were made on a timely basis.

        In making these disclosures, we relied solely on written statements of directors, executive officers and shareholders and copies of the reports that they have filed with the SEC.

REPORT OF THE AUDIT COMMITTEE

To the board of directors of Pioneer Drilling Company:

        The Audit Committee of Pioneer Drilling Company's board of directors is comprised of the four directors named below. Each member of the Audit Committee is an independent director, as defined by applicable Securities and Exchange Commission rules and American Stock Exchange listing standards. We met ten times during the fiscal year ended March 31, 2005. We reviewed with management and KPMG LLP, Pioneer Drilling Company's independent auditors, the interim financial information included in Pioneer Drilling Company's quarterly reports on Form 10-Q for the periods ended June 30, 2004, September 30, 2004 and December 31, 2004, respectively, prior to their being filed with the Securities and Exchange Commission. In addition, we reviewed all of Pioneer Drilling Company's earnings releases in fiscal 2005 with management and KPMG LLP prior to the public release of those earnings releases. We have reviewed and discussed with management and KPMG LLP Pioneer Drilling Company's audited financial statements as of and for the year ended March 31, 2005.

        In addition, we have discussed with KPMG LLP, Pioneer Drilling Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards board of the American Institute of Certified Public Accountants.

        We have also reviewed and discussed with management and KPMG LLP management's report and KPMG LLP's report and attestation on internal control over financial reporting for the fiscal year ended March 31, 2005 in accordance with Section 404 of the Sarbanes-Oxley Act.

        We have received and reviewed the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with KPMG LLP its independence from Pioneer Drilling Company. We also considered KPMG LLP's provision of services that are not related to the audit of Pioneer Drilling Company's financial statements, and we have concluded that the provision of those services is compatible with maintaining that firm's independence from Pioneer Drilling Company.

        Based on the reviews and discussions referred to above, we recommended to the board of directors of Pioneer Drilling Company that the audited financial statements referred to above be included in Pioneer Drilling Company's annual report on Form 10-K for the fiscal year ended March 31, 2005 filed with the Securities and Exchange Commission.

The Audit Committee
Dean A. Burkhardt, Chairman C. John Thompson C. Robert Bunch Michael F. Harness

REPORT OF THE COMPENSATION COMMITTEE
REGARDING EXECUTIVE COMPENSATION

        The compensation committee of the board of directors of Pioneer Drilling Company (the "Committee") administers Pioneer Drilling Company's executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers. The Committee seeks to reward senior and key employees for building long-term shareholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain management personnel necessary to Pioneer Drilling Company's success.

Base Salaries

        The Committee determines base salaries for executives initially by evaluating their levels of responsibility, prior experience and breadth of knowledge, as well as reviewing external pay practices in the energy services industry. The Committee intends to review each executive's salary annually based on a variety of factors, including individual performance, general levels of market salary increases and Pioneer Drilling Company's overall performance. The Committee generally grants salary increases within a pay-for-performance framework. The Committee assesses performance for base salary purposes using a qualitative, rather than quantitative, performance assessment. The Committee does not use a specific performance formula or a weighting of factors in determining base salary levels. However, the Committee considers operating performance, execution of Pioneer Drilling Company's business strategy, earnings and progress in implementing business development efforts in establishing base salary increases for executives.

Increases in Officers' Salaries

        We entered into an employment agreement with Mr. West effective as of January 1, 2002, which expired pursuant to its terms on January 1, 2005. The agreement specified a minimum annual base salary of $175,000, provided various severance benefits and provided for a company-provided vehicle, including fuel, insurance, repair and maintenance. The agreement also provided for a quarterly incentive bonus ranging from $12,500 to $43,750 and the grant of options to purchase an aggregate of 450,000 shares of Pioneer Drilling Company common stock. Mr. West's employment with Pioneer Drilling Company has continued since the expiration of his employment agreement. In connection with the continuation of Mr. West's employment, we increased Mr. West's annual salary to $285,000 effective as of January 1, 2005 and, on January 10, 2005, granted him options to acquire an additional 300,000 shares at an exercise price of $9.53 per share. Those options will become exercisable in 100,000 share increments on the first, second and third anniversaries of the date of grant.

        During the fiscal year ended March 31, 2005, the annual salary of Mr. Lacombe, Pioneer Drilling Company's Senior Vice President of Marketing, increased from $120,000 to $144,000. The increase in annual compensation reflects his contribution to the growth of Pioneer Drilling Company.

        Mr. Locke's base salary for fiscal 2005 was established in December 2003, upon his promotion to Chief Executive Officer. During the fiscal year ended March 31, 2005, the Committee did not consider any increase to Mr. Locke's salary.

        The Committee has recently established executive officers' base salaries for the year ending March 31, 2006, based on factors noted above under "Base Salaries" and market salary data provided by an employee compensation consultant selected by the Committee. The following table sets forth those base salaries.

Name and Position	Base Salary Fiscal Year 2006
Wm. Stacy Locke, Director, President and Chief Executive Officer	$340,000
Franklin C. West, Executive Vice President and Chief Operating Officer	$285,000
William D. Hibbetts, Senior Vice President, Chief Financial Officer and Secretary	$180,000
Donald G. Lacombe, Senior Vice President—Marketing	$160,000

Bonuses

        For fiscal 2006, the Committee retained an employee compensation consultant to assist with the design of a formula-based cash-incentive bonus plan. Under the plan, cash bonus awards for each participant will be based on performance relative to predetermined targets for Pioneer Drilling Company's earnings per share (EPS), earnings before income tax, depreciation and amortization expense (EBITDA), return on capital employed, division profitability, safety record and personalized performance objectives for each executive officer. Proposed cash bonus award targets, expressed as a percentage of base salary, are as follows: Mr. Locke-60%; Mr. West-50%; Mr. Hibbetts-40%; and Mr. Lacombe-40%.

        For fiscal 2005, the Committee awarded cash bonuses on a discretionary basis to executive officers based on operating performance, execution of Pioneer Drilling Company's business strategies, earnings and progress in implementing business development efforts. Cash bonus awards for fiscal 2005 were based on the proposed cash bonus award targets for fiscal 2006 described above and ranged from 40% to 60% of each executive officer's base salary. Based on the factors referenced above, the Committee awarded Mr. Locke a cash bonus for fiscal 2005 in the amount of $165,000.

Stock Option Plans

        Under its stock option plans, Pioneer Drilling Company periodically makes stock option grants to its executive officers. The Committee believes this equity-based compensation provides appropriate incentive to executive management to seek maximum shareholder benefit. During the fiscal year ended March 31, 2005, the only stock option Pioneer Drilling Company granted to executive officers was 300,000 shares, at an exercise price of $9.53 per share, to Mr. West.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to certain executive officers, except for qualified performance-based compensation. Pioneer Drilling Company had no nondeductible compensation expense for the year ended March 31, 2005. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with the Pioneer Drilling Company's objectives.

        This report is furnished by the compensation committee of the board of directors.

C. John Thompson, Chairman Dean A. Burkhardt C. Robert Bunch James M. Tidwell

PERFORMANCE GRAPH

        The following graph compares, for the period from March 31, 2000 to March 31, 2005, the cumulative shareholder return on our common stock with the cumulative total return on the AMEX Composite Index and a peer group index we selected that includes three public companies within our industry. The comparison assumes that $100 was invested on March 31, 1999 in our common stock, the AMEX Composite Index and the peer group index, and further assumes all dividends were reinvested. During the period from March 31, 1999 through March 7, 2001, our common stock was traded on the over-the-counter market and quoted in the National Quotation Bureau's "Pink Sheets." Since March 8, 2001, our shares of common stock have been listed on the American Stock Exchange.

        The companies that comprise the peer group index are Helmerich & Payne, Inc., Grey Wolf, Inc. and Patterson—UTI Energy, Inc.

Comparison of 5 Year Cumulative Total Return
Assumes Initial Investment of $100
March 2005

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT AUDITORS

        The audit committee of our board of directors has selected KPMG LLP to serve as our independent auditors for the fiscal year ending March 31, 2006. Although shareholder ratification is not required, the board has directed that such appointment be submitted to the shareholders for ratification at the annual meeting. KPMG LLP has served as our independent auditors since 1979. Representatives of KPMG LLP will be present at the meeting, will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions of any shareholders.

        Assuming the presence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the shareholders that voted for or against or expressly abstained from voting is necessary to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2006. The enclosed form of proxy provides a means for you to vote for, to vote against or to abstain from voting with respect to the ratification of selection of independent auditors. If you execute and return a proxy, the persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or if no choice is properly indicated, in favor of the ratification of the selection of KPMG LLP as independent auditors. In determining whether this item has received the requisite number of affirmative votes, an abstention will have the effect of a vote against the ratification of the appointment of our independent auditors, and a broker non-vote will not have any effect on the vote.

Principal Accounting Fees and Services

        Audit Fees.    The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements, audit of our internal controls and review of financial statements included in our Form 10-Qs were $380,000 in fiscal 2005. The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Qs were $182,500 in fiscal 2004.

        Audit-Related Fees.    The aggregate fees billed for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not reported in Audit Fees above was $250,271 in fiscal 2005 and $2,200 in fiscal 2004. These audit-related fees consisted of accounting matters related to other public filings and acquisitions.

        Tax Fees.    The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning was $5,000 in fiscal 2005 and $11,500 in fiscal 2004. These tax fees related to an analysis of IRS Section 382 for the determination of any limitation on our tax loss carry forwards in fiscal 2005 and 2004.

        All Other Fees.    There were no fees billed by KPMG LLP for products and services provided by KPMG LLP in either fiscal 2005 or fiscal 2004 other than the services reported in Audit Fee, Audit-Related Fees and Tax Fees above.

        Audit Committee's Pre-Approval Policies and Procedures.    The audit committee has established a policy for the pre-approval of audit and non-audit services performed for us by the independent auditors, which also specifies the types of services that the independent auditors may and may not provide to us. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include audit services and audit-related services such as due diligence services pertaining to potential business acquisitions and dispositions, and may also include other services. At the present time, we use a third party other than KPMG LLP to prepare our tax returns and deal with tax compliance issues; therefore, no pre-approval of tax services to be provided by KPMG LLP is required. The term of any pre-approval is 12 months and is generally subject to certain specific budgeted amounts or ratios as determined by the audit committee. The audit committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the audit committee. Any proposed services which were addressed in the pre-approval, but exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval by the audit committee. The audit committee does not delegate its responsibilities concerning pre-approval of services to management. The independent auditors and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for services performed to date.

        During fiscal 2005, no pre-approval requirements were waived for services included in the Audit-Related Fees, Tax Fees and All Other Fees captions above pursuant to the limited waiver provisions in applicable rules of the SEC.

        Our board of directors unanimously recommends a vote "FOR" the ratification of the appointment of KPMG LLP as independent auditors of Pioneer Drilling Company for the fiscal year ending March 31, 2006.

EXPENSES RELATED TO THIS PROXY SOLICITATION

        We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal calls without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $10,000.

OTHER INFORMATION

Date for Submission of Shareholder Proposals

        Under rules the SEC has established, any shareholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2006 Annual Meeting of Shareholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209, so that we receive that notice by no later than February 28, 2006, unless the date of our 2006 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2005 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2006 Annual Meeting of Shareholders. If you submit a shareholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

        In addition, our bylaws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting. In general, the procedure provides that shareholders must submit proposals to us in writing containing certain information specified in our bylaws not earlier than 180 days and not less than 90 days prior to the first anniversary of our preceding year's annual meeting. Accordingly, in order to be brought before our 2006 Annual Meeting of Shareholders, any such proposal must be submitted so that we receive the proposal no earlier than February 6, 2006 and no later than the close of business on May 7, 2006. Shareholders should submit any such proposals to our Corporate Secretary at Pioneer Drilling Company, 1250 N.E. Loop 410, Suite 1000, San Antonio, Texas 78209. These requirements are in addition to the SEC's requirements that a shareholder must comply with to have a shareholder proposal included in our proxy statement.

Shareholder Communications

        Our board of directors has provided for a process for shareholders to send communications to the board of directors. Any shareholder can send communications to the board by mail as follows:

Board of Directors of Pioneer Drilling Company
c/o Corporate Secretary
1250 N.E. Loop 410, Suite 1000
San Antonio, Texas 78209

        All shareholder communications will be relayed to all board members. Communications from an officer or director of the Company will not be viewed as shareholder communications for purposes of the procedure. Communications from an employee or agent of the Company will be viewed as shareholder communications for purposes of the procedure only if those communications are made solely in such employee's or agent's capacity as a shareholder.

Other Matters

        Our board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will have discretion to vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

                      By Order of the Board of Directors

                      William D. Hibbetts
                       Corporate Secretary

San Antonio, Texas
June 28, 2005

APPENDIX A

PIONEER DRILLING COMPANY
Audit Committee Charter

        The Audit Committee is appointed by the Board of Directors to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Pursuant to the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Securities and Exchange Commission, the Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (any such firm is referred to in this Charter as the Company's independent auditors). The Audit Committee shall have and may exercise all the powers of the Board of Directors, except as may be prohibited by law, with respect to all matters encompassed by this Charter, and shall have all the power and authority required under the Sarbanes-Oxley Act of 2002.

        The Audit Committee shall be appointed by the Board of Directors and shall consist of not less than three members of the Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Governance Committee. The Board of Directors shall also elect a chairman of the Audit Committee. The Board of Directors intends that the members of the Audit Committee meet the independence and financial literacy requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the SEC. The Company will have at least one member of the Audit Committee who is financially sophisticated as contemplated by Section 121B(2)(ii) of the rules of the American Stock Exchange and the Company will seek to have at least one member of the Audit Committee who is a person who the Board of Directors determines is an "audit committee financial expert" as defined by Item 401(h)(2) of Regulation S-K promulgated by the SEC. Unless otherwise determined by the Board of Directors, no member of the Audit Committee shall simultaneously serve on the audit committees of more than two other public companies.

        The independent auditors of the Company are ultimately accountable to the Audit Committee and the Board of Directors, as opposed to management of the Company. The Audit Committee shall have the sole authority to appoint and, where appropriate, replace the Company's independent auditors (subject to stockholder ratification) and to approve all audit engagement fees and terms. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The independent auditors shall report directly to the Audit Committee.

        The Audit Committee shall preapprove all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent auditors, subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and the applicable rules and regulations of the SEC.

        The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services. The Audit Committee also may delegate such preapproval authority to any of its members. Any decisions of such subcommittees or members to grant preapprovals shall be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee shall:

    •
    review and discuss with management and the independent auditors the annual audited financial statements, as well as disclosures made in management's discussion and analysis of financial condition and results of operations in the Company's Annual Report on Form 10-K;

    •
    prepare and approve the audit committee report as required by the SEC to be included in the Company's proxy statement for the annual meeting (or in the Company's Annual Report on Form 10-K if required to be included therein);

    •
    review and discuss with management and the independent auditors the Company's quarterly financial statements, as well as disclosures made in management's discussion and analysis of financial condition and results of operations, including any matters provided in Statement on Auditing Standards No. 100 (which sets forth standards for reviews of interim financial information by independent auditors) arising in connection with the Company's quarterly financial statements;

    •
    review and discuss with management and the independent auditors:

    •
    major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles, any major issues concerning the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; and

    •
    analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative methods of generally accepted accounting principles on the financial statements;

    •
    review and discuss annual reports from the independent auditors on:

    •
    all critical accounting policies and practices to be used;

    •
    all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including (1) ramifications of the use of such alternative disclosures and treatments and (2) the treatment preferred by the independent auditors; and

    •
    other material written communications between the independent auditors and management, such as any management letter provided by the independent auditors and management's response to that letter, any management representation letter, any written reports on observations and recommendations on internal controls, any schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any, and any engagement or independence letters;

    •
    review with management the Company's earnings press releases, with particular emphasis on the use of any "non-GAAP financial measures," as well as financial information and earnings guidance provided to analysts and rating agencies (provided that such discussion may be done generally (covering, for example, the types of information to be disclosed and the type of presentation to be made), and the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance);

    •
    meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control those exposures; and discuss the Company's policies and guidelines concerning risk assessment and risk management;

    •
    discuss with the independent auditors the matters required to be communicated by the independent auditors pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties encountered in the course of the audit work and management's response, any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

    •
    review the disclosures that the Company's chief executive officer and chief financial officer make to the Audit Committee and the independent auditors in connection with the certification process for the Company's Reports on Form 10-K and Form 10-Q concerning any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting and any fraud that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

    •
    at least annually:

    •
    obtain and review a report by the independent auditors describing (i) the independent auditors' internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company as contemplated by Independence Standards Board Standard No. 1;

    •
    engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor; and

    •
    present the Audit Committee's conclusions with respect to the independent auditors to the full Board of Directors;

    •
    confirm the regular rotation of the audit partners as required by law;

    •
    establish hiring policies for the Company's employment of the independent auditors' personnel or former personnel, which may take into account whether a proposed employee participated in any capacity in the audit of the Company;

    •
    review with the independent auditors any communication or consultation between the Company's audit team and the independent auditors' national office respecting auditing or accounting issues presented by the engagement;

    •
    meet with the independent auditors prior to the audit to review the planning and staffing of the audit;

    •
    review with management and the independent auditors the responsibilities, budget and staffing for the internal audit function and any recommended changes in the planned scope of the internal audit (the internal audit function (which, with the approval of the Audit Committee, may be outsourced to a third-party service provider other than the independent auditor) is intended to provide management and the Audit Committee with ongoing assessments of the Company's risk management processes and system of internal controls);

    •
    review the significant reports to management prepared by the internal auditors and management's responses;

    •
    obtain from the independent auditors annually assurance that the most recently completed audit was conducted in a manner consistent with the provisions of Section 10A(b) of the Securities Exchange Act of 1934, which sets forth procedural requirements applicable to any audit of financial statements required under the Securities Exchange Act of 1934, including procedures relating to the reporting of illegal acts detected in the course of conducting such an audit;

    •
    review and oversee any related party transactions involving the Company, on the one hand, and any of its significant shareholders or any member of the Company's Board of Directors or management on the other hand (provided that matters relating to executive compensation shall be subject to the review and oversight of the Compensation Committee of the Board of Directors and not the Audit Committee);

    •
    establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

    •
    review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval; and

    •
    make regular reports to the Board of Directors.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and the Company's Code of Conduct.

        The Audit Committee shall have the authority to engage and obtain advice and assistance from current or independent legal, accounting or other advisors without seeking approval of the Board of Directors. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or advisors to, the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisors employed by the Audit Committee, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

        The Audit Committee will meet as often as the members shall determine to be necessary or appropriate, but at least quarterly. In addition, the Audit Committee will make itself available to the independent auditors and the internal auditors of the Company as reasonably requested. Reports of meetings of the Audit Committee shall be made to the Board of Directors at its next regularly scheduled meeting following the Audit Committee meeting, accompanied by any recommendations to the Board of Directors approved by the Audit Committee.

(Front of Card)

PIONEER DRILLING COMPANY

Proxy for the Annual Meeting of Shareholders
to be Held on August 5, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Wm. Stacy Locke and William D. Hibbetts, and each of them, with full power of substitution and resubstitution to represent the undersigned and to vote all the shares of common stock of Pioneer Drilling Company, a Texas corporation (the "Company"), which the undersigned is entitled to vote at the annual meeting of Shareholders of the Company to be held on August 5, 2005 and at any adjournment or postponement thereof (1) as hereinafter specified on the proposals listed on the reverse side hereof and as more particularly described in the Proxy Statement of the Company dated June 28, 2005 (the "Proxy Statement") and (2) in their discretion on such other matters as may properly come before the meeting.

Every properly signed proxy that is returned prior to the meeting will be voted in accordance with the specifications made thereon. If not otherwise specified, the shares represented by this proxy will be voted (1) FOR the nominees listed in Proposal 1 and (2) FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2006 in Proposal 2.

The undersigned hereby acknowledges receipt of the Company's Annual Report for the fiscal year ended March 31, 2005 and its Notice of 2005 Annual Meeting of Shareholders and the related Proxy Statement.

(Back of Card)

Please mark, sign and date your Proxy Card
and promptly return it in the enclosed envelope.

ANNUAL MEETING OF SHAREHOLDERS
PIONEER DRILLING COMPANY

August 5, 2005

Please fold and detach here.

  ☒
  Please mark votes in blue or black ink as in this example.

  The board of directors recommends a vote FOR each of the following proposals:

  PROPOSAL 1.    To elect the nominees listed below to the board of directors to serve until their respective successors are elected and qualified.

☐	FOR all nominees listed at right (except as indicated to the contrary below).*	☐	WITHHOLD AUTHORITY to vote for all nominees listed at right.	NOMINEES: Michael F. Harness James M. Tidwell Dean A. Burkhardt
  *
  INSTRUCTION:    To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided here:

  PROPOSAL 2.    To ratify the appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending March 31, 2006.

☐	FOR	☐	AGAINST	☐	ABSTAIN
			MARK HERE FOR		MARK HERE IF
			ADDRESS CHANGE		YOU PLAN TO
			AND NOTE AT LEFT	☐	ATTEND THE MEETING	☐

In their discretion, the proxies are authorized to vote on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company's 2005 Annual Meeting of Shareholders.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

Date:	Signature:

Date:	Signature:

NOTE: Please sign exactly as your name(s) appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give full title as such. If a corporation, please print full corporation name and have authorized officer sign and indicate title. If a partnership, please print partnership name and have authorized person sign and indicate title.

QuickLinks

PIONEER DRILLING COMPANY PROXY STATEMENT FOR 2005 ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION CONCERNING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE REGARDING EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
Comparison of 5 Year Cumulative Total Return Assumes Initial Investment of $100 March 2005
PIONEER DRILLING COMPANY Audit Committee Charter
PIONEER DRILLING COMPANY Proxy for the Annual Meeting of Shareholders to be Held on August 5, 2005 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS